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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549




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                                   FORMS 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                         DATE OF REPORT: JUNE 5, 2000
                       (DATE OF EARLIEST EVENT REPORTED)


                         TURBOCHEF TECHNOLOGIES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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        Delaware                        0-23478           48-1100390
(State or Other Jurisdiction          (Commission       (IRS Employer
     of Incorporation)                File Number)      Identification Number)


              10500 METRIC DRIVE, SUITE 128, DALLAS, TEXAS 75243
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (214) 341-9471



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Item 4.   CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE.

     Effective June 5, 2000, the Company's independent public accountants for fiscal years 1999 and 1998, Arthur Andersen LLP, was disengaged. The Company's Board of Directors and Audit Committee is currently in the process of interviewing independent public accountants to serve as auditor for the Company for fiscal year 2000. The Board of Directors will base its decision with respect to the independent public accountants to be appointed for fiscal year 2000 upon the recommendation of the Board's Audit Committee.

     During the two (2) most recent fiscal years and the period of January 1, 2000 through June 5, 2000, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Arthur Andersen LLP's report on the Company's financial statements for the past two (2) years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TURBOCHEF TECHNOLOGIES, INC.



Date: June 12, 2000                 By: /s/ Richard N. Caron
                                        -------------------------------------
                                        Richard N. Caron
                                          President and Chief Executive Officer

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